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                     SECOND AMENDMENT TO SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO SECURITY AGREEMENT ("Amendment") is entered into as of May 19, 1997, by and among Hambrecht & Quist Transition Capital, LLC ("H&QTC"), a California limited liability company, and CV Therapeutics, Inc. a Delaware corporation ("CVT").

                                   RECITALS

     A. H&QTC and CVT are parties to that certain Security Agreement, dated as of September 27, 1996, amended by that certain First Amendment to Security Agreement dated March 7, 1997 (the "H&QTC Security Agreement") and certain Related Documents (as defined in the H&QTC Security Agreement).

     NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree to amend the H&QTC Security Agreement only as follows:

     THEREFORE, the Security Agreement is amended only as follows:

1. The last sentence at the end of Subsection (iv) in the definition of "Collateral" in the Security Agreement that currently reads as follows:

     Notwithstanding any provision to the contrary herein, or in any Related Document, the terms "Collateral" and "IP Collateral" shall not include any of the foregoing which comprises, claims, contains, relates to, or is the molecule defined as CVT-124 in that certain IND filed on September 20, 1995 (as further described in U.S. Patent Application Serial No. 08/330,640 filed on October 28, 1994), or any other Adenosine A1 Antagonist, or the manufacture or use of such molecules, or is derived therefrom.

Shall be amended so that it reads as follows:

     Notwithstanding any provision to the contrary herein, or in any Related Document, the terms "Collateral" and "IP Collateral" shall not include any of the foregoing which comprises, claims, contains, relates to, or is the molecule defined as CVT-124 in that certain IND filed on September 20, 1995 (as further described in U.S. Patent Application Serial No. 08/330,640 filed on October 28, 1994), or any other Adenosine A1 Antagonist, or the manufacture or use of such molecules, or is derived therefrom (the "CVT-124"), except that the terms "Collateral" and "IP Collateral" shall refer without limitation to the right to payments under license agreements, joint venture agreements and other collaborative agreements relating to CVT-124, including the Collaboration Agreement and any and all other contracts with relate to CVT-124, including those rights to payment thereunder which are included as Collateral under clause (v) below.

2. Except as specifically amended hereby, the Security Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



CVT                               CV Therapeutics, Inc.,
                                  a Delaware corporation


                                  By: /s/ K.A. Stafford
                                     ---------------------------------
                                  Printed Name: K.A. Stafford
                                               -----------------------
                                  Title: CFO
                                        ------------------------------



H&QTC Hambrecht & Quist Transition Capital, LLC, a California limited liability company


                                  By: /s/ Andrew W. Kahn
                                     ---------------------------------
                                  Printed Name: Andrew W. Kahn
                                               -----------------------
                                  Title: Chief Executive Officer
                                        ------------------------------